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                                                                   EXHIBIT 10.9

                          INTEREST PURCHASE AGREEMENT

                            VERSO TECHNOLOGIES, INC.

                                      and

                          NETRUE COMMUNICATIONS, INC.

                               As of June 4, 2002


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                                                          TABLE OF CONTENTS
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

ARTICLE 1         PURCHASE AND SALE OF INTEREST...................................................................3
   Section 1.1          Purchase and Sale of Interest.............................................................3
   Section 1.2          Purchase Price............................................................................4
   SECTION 1.3          Adjustment to the Purchase Price..........................................................4

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF SELLER........................................................5
   Section 2.1          Existence.................................................................................5
   Section 2.2          Authorization; Validity...................................................................6
   Section 2.3          No Breach of Statute or Contract..........................................................6
   Section 2.4          Subsidiaries..............................................................................6
   SECTION 2.5          Assets....................................................................................7
   SECTION 2.6          Notes and Accounts Receivable.............................................................7
   SECTION 2.7          Outstanding Capital Contribution..........................................................7
   Section 2.8          Ownership of the Interest.................................................................7
   Section 2.9          Capitalization; Interest..................................................................7
   Section 2.10         Financial Statements......................................................................8
   Section 2.11         Absence of Undisclosed Liabilities........................................................8
   Section 2.12         Absence of Certain Changes or Events......................................................8
   Section 2.13         Proprietary Rights........................................................................9
   SECTION 2.14         Legal Compliance and Litigation..........................................................10
   SECTION 2.15         Product Liability........................................................................10
   SECTION 2.16         Insurance................................................................................11
   Section 2.17         Contracts and Commitments................................................................11
   Section 2.18         Environmental Matters....................................................................11
   SECTION 2.19         Taxes....................................................................................12
   SECTION 2.20         Employees................................................................................12
   Section 2.21         Company Employee Benefit Plans...........................................................12
   SECTION 2.22         Brokers..................................................................................13

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF BUYER........................................................13
   Section 3.1          Corporate Existence......................................................................13
   Section 3.2           Authorization; Validity.................................................................13
   Section 3.3          No Breach of Statute or Contract.........................................................14

ARTICLE 4         COVENANTS......................................................................................14
   Section 4.1          Access to Information....................................................................14
   Section 4.2          Agreement to Cooperate...................................................................14
   Section 4.3          Conduct of Business Prior to the Closing Date............................................15
   Section 4.4          Announcements............................................................................16
   Section 4.5          Satisfaction of Conditions...............................................................16
   SECTION 4.6          Notices; Consents; Assignment Provisions.................................................16
   ARTICLE 5            CLOSING..................................................................................17
   SECTION 5.1          Closing..................................................................................17
   Section 5.2          Deliveries by Seller.....................................................................17
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                                       i
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
   Section 5.3          Deliveries by Buyer......................................................................18

ARTICLE 6.        CONDITIONS PRECEDENT TO OBLIGATIONS............................................................18
   Section 6.1          Conditions to Obligations of Buyer.......................................................18
   Section 6.2          Conditions to Obligations of Seller......................................................19

ARTICLE 7.        INDEMNIFICATION................................................................................20
   Section 7.1          Survival of Covenants and Agreements.....................................................20
   Section 7.2          Survival of Representations and Warranties...............................................20
   Section 7.3          Indemnification..........................................................................20
   Section 7.4          Limitations on Indemnification...........................................................21
   Section 7.5          Procedure for Indemnification with Respect to Third-Party Claims.........................21
   Section 7.6          Procedure For Indemnification with Respect to Non-Third-Party Claims.....................22
   SECTION 7.7          Payment..................................................................................23

ARTICLE 8.        TERMINATION....................................................................................23
   Section 8.1          Termination by Buyer.....................................................................23
   Section 8.2          Termination by Seller....................................................................23
   Section 8.3          Termination by Any Party.................................................................23
   Section 8.4          Termination by Mutual Consent............................................................24
   Section 8.5          Effect of Termination....................................................................24
   Section 8.6          Specific Performance.....................................................................24

ARTICLE 9.        MISCELLANEOUS PROVISIONS.......................................................................24
   SECTION 9.1          Notices..................................................................................24
   Section 9.2          Entire Agreement.........................................................................25
   Section 9.3          Binding Effect; Assignment...............................................................25
   SECTION 9.4          Captions.................................................................................25
   Section 9.5          Expenses of Transaction..................................................................25
   Section 9.6          Waiver; Consent..........................................................................25
   Section 9.7          No Third Party Beneficiaries.............................................................26
   Section 9.8          Counterparts.............................................................................26
   SECTION 9.9          Gender...................................................................................26
   Section 9.10         Governing Law............................................................................26
   SECTION 9.11         Knowledge................................................................................26
   Section 9.12         Incorporation of Exhibit and Schedules...................................................26
   Section 9.13         Costs and Attorneys' Fees................................................................26
   Section 9.14         Certain Definitions......................................................................26
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                                      ii

                          INTEREST PURCHASE AGREEMENT

         THIS INTEREST PURCHASE AGREEMENT (the "Agreement"), dated as of June 4, 2002, is by and between Verso Technologies, Inc., a Minnesota corporation ("Buyer"), and NeTrue Communications, Inc., a California corporation ("Seller").

                                  WITNESSETH:

         WHEREAS, Shanghai Betrue InfoTech Co., Ltd. (the "Company"), a limited liability joint venture company organized under the laws of the People's Republic of China ("PRC"), is engaged in the business of developing, manufacturing and selling network and information software and hardware; integrating communication systems; and providing communication technology consulting services and other services (the "Business");

         WHEREAS, Seller is a wholly-owned subsidiary of NeTrue Communications Inc., a Delaware corporation ("Parent"), and, subject to the satisfaction of the Outstanding Capital Contribution (as hereinafter defined), is the record and beneficial owner of 51% of the issued and outstanding registered capital of the Company (the "Interest");

         WHEREAS, the Company was organized pursuant to that certain Joint Venture Contract (the "JV Contract") made in Shanghai, PRC, dated October ___, 1998, by and between Shanghai Tangsheng Investment & Development Co., Ltd., a limited liability company organized under the laws of the PRC ("Shanghai Tangsheng"), and Seller;

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Interest upon the terms and subject to the conditions set forth in this Agreement (the "Purchase"); and

         WHEREAS, certain capitalized terms used herein are defined in Section
9.14 hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, each of Buyer and Seller agrees as follows:

                                   ARTICLE 1
                         PURCHASE AND SALE OF INTEREST

         SECTION 1.1 PURCHASE AND SALE OF INTEREST. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Interest for an amount equal to the Purchase Price (as hereinafter defined). On the Closing Date, Seller shall deliver to Buyer a certificate or certificates representing the Interest, duly endorsed in blank or accompanied by appropriate transfer powers executed in blank.


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         SECTION 1.2       PURCHASE PRICE. The purchase price for the Interest
(the "Purchase Price") shall be an amount equal to an aggregate of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) and shall be payable as set forth below.

         (a) On the Closing Date, Buyer shall pay (i) to the Company, on behalf of Seller, an amount equal to FIFTY THOUSAND DOLLARS ($50,000.00), with such payment to be applied by the Company to reduce the capital contribution Seller owes to the Company with respect to the Interest pursuant to the JV Contract (the "Outstanding Capital Contribution"), and (ii) to Seller an amount equal to FIFTY THOUSAND DOLLARS ($50,000.00). Each such payment shall be made by wire transfer of immediately available funds to a bank account of the payee specified in writing to Buyer by Seller not later than two (2) days prior to the Closing Date.

         (b) On or before the date which is ninety (90) days following the Closing Date, Buyer shall pay (i) to the Company, on behalf of Seller, an amount equal to TWENTY FIVE THOUSAND DOLLARS ($25,000.00), with such payment to be applied by the Company to reduce the Outstanding Capital Contribution, and
(ii) to Seller an amount equal to TWENTY FIVE THOUSAND DOLLARS ($25,000.00), subject to adjustment as set forth in Section 1.3 below. Each such payment shall be made by wire transfer of immediately available funds to a bank account of the payee specified in writing to Buyer by Seller not later than two days
(2) prior to the date such payment is due.

         (c) On or before the date which is one-hundred eighty (180) days following the Closing Date, Buyer shall pay (i) to the Company, on behalf of Seller, an amount equal to TWENTY FIVE THOUSAND DOLLARS ($25,000.00), with such payment to be applied by the Company to reduce the Outstanding Capital Contribution, and (ii) to Seller an amount equal to TWENTY FIVE THOUSAND DOLLARS ($25,000.00), subject to adjustment as set forth in Section 1.3 below. Each such payment shall be made by wire transfer of immediately available funds to a United States bank account of the payee specified in writing to Buyer by Seller not later than two days (2) prior to the date such payment is due.

         SECTION 1.3       ADJUSTMENT TO THE PURCHASE PRICE.

         (a) Notwithstanding anything set forth in Section 1.2 above, the aggregate amounts payable to Seller pursuant to Section 1.2(b) and (c) above (the "Seller Deferred Amounts") shall be reduced by $1.00 for each dollar paid by Buyer during the six month period following the Closing Date (the "Reduction Period"), or which Buyer becomes aware during the Reduction Period that it will be obligated to pay at some later date, which payment, in either case, arises from or is related to any liability or obligation of the Company (whether known, unknown, contingent or fixed) existing as of the Closing other than those arising under the Outstanding Capital Contribution (the "Existing Liabilities").

         (b) On any date which the payment of a Seller Deferred Amount is due pursuant to Section 1.2(b) or 1.2(c), Buyer may deliver to Seller written notice (the "Existing Liabilities Notice") of the amount of Existing Liabilities paid or discovered payable by it as of such date, providing reasonable detail of such Existing Liabilities and accompanying such Existing


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Liabilities Notice with supporting invoices and vouchers, and Buyer shall be entitled to reduce the payment of such Seller Deferred Amount due on such date by the amount of such Existing Liabilities, and such reduction of such payment shall in no way be considered a breach of this Agreement.

         (c) In the event Seller contests the assertion of any Existing Liabilities set forth in any Existing Liabilities Notice by delivering to Buyer a written notice ("Liabilities Contest Notice") announcing Seller's intent to contest such assertion within ten (10) days of receiving such Existing Liabilities Notice, if Buyer and Seller, acting in good faith, cannot reach agreement with respect to such Liabilities Contest Notice within sixty (60) days following receipt by Buyer of such Liabilities Contest Notice, then Buyer and Seller may seek any remedy available to them at law or in equity. If Buyer and Seller are able to reach agreement with respect to such Liabilities Contest Notice within such sixty (60) days, then any amounts owed by one party to the other party shall be paid promptly by the party owing such amounts to the other party.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that, except as set forth on the Disclosure Statement to be delivered by Seller to Buyer prior to the execution of this Agreement (the "Disclosure Statement"), and it being understood that, notwithstanding anything herein to the contrary, Seller's representations and warranties made herein with respect to the operations, business, or financial condition of the Company are limited to the knowledge of
Seller:

         SECTION 2.1 EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is a limited liability joint venture company duly organized, validly existing and in good standing under the laws of the PRC. Seller has the corporate power to own, operate or lease its properties and to carry on its business as now being conducted. The Company has the limited liability company power to own, operate or lease its properties and to carry on the Business as now being conducted. Complete and correct copies of the Articles of Incorporation of Seller and all amendments thereto, certified by the Secretary of State of California, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, have been provided to Buyer. Complete and correct copies of the JV Contract and all amendments thereto, certified and approved by the Foreign Investment Commission of the PRC and its territorial bodies where the Company is located (the "Examination and Approval Authority"), and of the Company's Articles of Association and all amendments thereto, certified and approved by an authorized First-Line Officer (as that term is defined in the JV Contract) of the Company and the Examination and Approval Authority, have been provided to Buyer. As a result of the business conducted by the Company or the character or location of its properties, the Company is duly qualified to do business and is in good standing in the states, territories and foreign countries where the nature of the Business conducted by it or the character or location of its properties requires such qualification and where the failure to so qualify would have a material adverse effect on the Business or upon the ability of the Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Company has been granted and holds all business licenses, approvals and authorizations under any legislation,


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regulation or policy of any governmental or other authority of the PRC, including, without limitation, the Examination and Approval Authority, necessary or desirable to make effective and legal the JV Contract and the Company's Articles of Association, as amended, and to enable the Company to operate or lease its properties and to carry on the Business as now being conducted.

         SECTION 2.2 AUTHORIZATION; VALIDITY. Subject to (a) satisfaction of the requirements set forth in the JV Contract with respect to assignment or transfer of registered capital of the Company (the "Assignment Provisions"),
(b) approval by the Examination and Approval Authority of the Purchase and (c) approval by Shanghai Tangsheng of the Purchase, Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval of the Purchase by the Examination and Approval Authority, no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, before or after the Closing Date, would not, in the aggregate, have a Material Adverse Effect. All necessary action has been taken by Seller with respect to the execution and delivery (and, subject to satisfaction of the Assignment Provisions, approval by the Examination and Approval Authority of the Purchase and approval by Shanghai Tangsheng of the Purchase, performance) by Seller of this Agreement and the consummation of the transactions contemplated hereby. Subject to satisfaction of the Assignment Provisions, approval by the Examination and Approval Authority of the Purchase and approval by Shanghai Tangsheng of the Purchase, assuming the due execution and delivery of this Agreement by Buyer, this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 2.3 NO BREACH OF STATUTE OR CONTRACT. Subject to satisfaction of the Assignment Provisions, approval by the Examination and Approval Authority of the Purchase and approval by Shanghai Tangsheng of the Purchase, neither the execution and delivery of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or cause a default under any statute, judgment, order, writ, decree, rule or regulation of any court or governmental authority, foreign or domestic, applicable to Seller or the Company or any of their respective properties; (b) breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of Seller or the JV Contract or the Company's Articles of Association, as amended; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Seller or the Company is a party or by which Seller or the Company is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of their respective assets, properties or the Interest, except in case of case of clauses (a) and (c), other than as would not have a Material Adverse Effect.

         SECTION 2.4 SUBSIDIARIES. The Company has no subsidiaries. The Company has neither agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or understanding of any nature, as of the date hereof or as may hereinafter be in effect, under which it may become obligated to make any future investment in or capital contribution to any Person. The Company does not directly or indirectly own equity or similar interest in or any interest convertible, exchangeable or exercisable for any equity or similar interest in, any Person.

         SECTION 2.5 ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by the Company in the operation of the Business as currently conducted, located on the Company's premises, or shown on the Financial Statements (as hereinafter defined) or acquired after the date thereof, free and clear of all liens, claims, charges and other encumbrances and restrictions of any kind or nature. The assets used or leased by the Company in the operations of its Business are in good working condition and order, subject to reasonable wear and tear, and are suitable for the operation of the Business.

         SECTION 2.6 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on the Financial Statements, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts, if any, set forth on the face of the most recent Financial Statements (rather than in any notes thereto).

         SECTION 2.7 OUTSTANDING CAPITAL CONTRIBUTION. The Outstanding Capital Contribution shall be fully satisfied upon payment by Buyer to the Company of the cash amount set forth in Section 1.2(a) and the assignment, transfer, conveyance and contribution by the Buyer to the Company of certain assets as set forth in the Amendment (as hereinafter defined). Except for the Outstanding Capital Contribution, Seller is not obligated to pay the Company any amount, whether payable in cash, assets or otherwise, as a capital contribution with respect to the Interest, and Seller is not obligated to pay to the Company any other amount pursuant to the JV Contract.

         SECTION 2.8 OWNERSHIP OF THE INTEREST. Subject to payment to the Company of the Outstanding Capital Contribution, Seller is the record and beneficial owner of the Interest, which represents 51% of the registered capital of the Company, and the Interest will be transferred to Buyer, free and clear of all liens, claims, charges and other encumbrances and restrictions of any kind or nature. Subject to satisfaction of the Assignment Provisions, the approval of the Purchase by the Examination and Approval Authority and the approval of the Purchase by Shanghai Tangsheng, Seller has the power, authority and capacity to transfer and deliver the Interest pursuant to this Agreement and, except for the JV Contract, is not party to or bound by any agreement, arrangement or option restricting in any manner the sale and transfer of any portion of the Interest.

         SECTION 2.9 CAPITALIZATION; INTEREST. The Company's total registered capital equals $2.0 million. All of the Company's issued and outstanding registered capital is duly authorized and validly issued, fully paid and non-assessable, except for the Outstanding Capital Contribution owed by Seller with respect to the Interest. Except for the JV Contract, there are no subscriptions, options, warrants, calls, rights, agreements, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer by the Company of any of its registered capital or relating to the sale or transfer of any of the Company's registered capital or the Interest, including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. Except for the JV Contract, there are no voting trusts or other agreements or understandings of any kind with respect to the Company's registered capital or the Interests.

         SECTION 2.10 FINANCIAL STATEMENTS. The combined financial statements (including the related notes) of the Company for the years ended December 31, 2001, 2000 and 1999 and the combined financial statements (including the related notes) of the Company for the three months ended March 31, 2002 (collectively, the "Financial Statements") heretofore delivered to the Buyer have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

         SECTION 2.11 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no debts, liabilities or obligations of any kind, whether recourse, non-recourse, accrued, absolute, contingent or other, whether due or to become due, except for (a) liabilities set forth in the Company's combined balance sheet dated March 31, 2002; (b) debts, liabilities or obligations which have arisen since March 31, 2002 in the ordinary course of business; or (c) debts, liabilities or obligations less than $5,000 individually or $10,000 in the aggregate.

         SECTION 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, through the date hereof there has been no Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2001, there has not been, with respect to the Company:

         (a) any change in the Business or its operations which had a Material Adverse Effect;

         (b) other than in the ordinary course of business, any net increase in amounts payable by the Company to or for the benefit of or committed to be paid by the Company to or for the benefit of any officer, director, equity holder, consultant, agent or employee of the Company, in any capacity, or in any net benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

         (c) any transaction entered into or carried out other than in the ordinary and usual course of its business;

         (d) any material adverse change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

         (e) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties or assets except for Permitted Liens and financing statements filed by personal property lessors as a matter of notification only;

         (f) except in the ordinary course of business, any sale, lease, license or other disposition of, or any agreement to sell, lease, license or otherwise dispose of any of its properties, assets or services;

         (g) except in the ordinary course of business, any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets;

         (h) any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which the Company is a party, other than any satisfaction by performance in accordance with the terms thereof;

         (i) any declaration of, or dividend or other distribution with respect to the Company's registered capital, any purchase, redemption or reclassification of any of the Company's registered capital, any split or consolidation of the Company's registered capital, or any exchange or recapitalization or execution of any agreement in respect of the foregoing;

         (j) any damage, destruction or similar loss affecting the Company's properties or assets, whether or not covered by insurance, which had a Material Adverse Effect;

         (k) any transactions with any Affiliate of the Company other than on an arms' length basis, consistent with past practice;

         (l)      any commitment by the Company to do any of the foregoing; or

         (m) any amendment or modification made to the JV Contract or the Company's Articles of Association, as amended.

         SECTION 2.13 PROPRIETARY RIGHTS. The Company is the sole and exclusive owner of all right, title and interest in and to all material patents (including all reissues, reexaminations, continuations, continuations-in-part and divisions thereof), inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits of the Company and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof that the Company owns or has the right to use or to which the Company is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Intellectual Property Rights"), free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever other than Permitted Liens. Seller has provided to Buyer a complete and accurate list of all the material Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder, in violation of any license, sublicense or other agreement to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights (the "Third-Party Intellectual Property Rights"); (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights or through the Company, are currently pending or, to the knowledge of Seller, are threatened in writing by any Person; and (c) Seller does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by the Company, infringes on any copyright, patent, trademarks, service mark or trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (ii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iii) challenging the license or legally enforceable right to use of the Third Party Intellectual Property Rights by the Company.

         SECTION 2.14 LEGAL COMPLIANCE AND LITIGATION. The Company has complied with all applicable laws and statutes (including all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of all federal, state, local and foreign governments, and all agencies thereof, including, without limitation, the PRC and the Examination and Approval Authority, and no action, suit, proceeding, hearing, investigation, charge, compliant, claim, demand or notice has been filed or commenced against the Company alleging any failure to do so. Seller has provided to Buyer a complete and accurate list as of the date hereof of all claims, actions, suits, proceedings or, to Seller's knowledge, investigations (collectively, the "Proceedings") pending or, to Seller's knowledge, threatened against or affecting the Company or any of the Company's properties, assets or, to Seller's knowledge, any of the

Company's officers or directors in their capacities as such, in, before or by any federal, state, local or foreign court, governmental agency or other governmental body (each a "Governmental Authority"), other than any such Proceedings which, if adversely determined, would not have a Material Adverse Effect. Seller shall update the information provided to Buyer in respect of all Proceedings as of the Closing Date, but any such updated information relating to Proceedings arising after the date hereof shall not constitute a breach of this Section 2.14 unless such Proceedings have had or can reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no Proceeding pending or, to the knowledge of Seller, threatened against the Company or any of the Company's properties, assets or, to Seller's knowledge, any of the Company's officers or directors in their capacity as such, in, before or by any Governmental Authority that has had or, with respect to any threatened Proceeding, can reasonably be expected to have, a Material Adverse Effect, nor to Seller's knowledge, has any Governmental Authority notified the Company prior to the date hereof of any intention to conduct any investigation with respect to the Company. To Seller's knowledge, the Company is not subject to or in default with the respect to any judgment, order, writ, injunction or decree or any governmental restriction.

         SECTION 2.15 PRODUCT LIABILITY. The Company does not have any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, compliant, or demand against the Company), arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         SECTION 2.16 INSURANCE. Seller has provided to Buyer a list and description of all the material terms of each insurance policy to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) the Company is not in breach or default and no event which, with notice or the lapse of time, would constitute such breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party has repudiated any provision of such policy. The Company, its properties and assets have been covered during the past three (3) years by insurance in the scope and amount customary and reasonable for the Business as conducted by the Company in the aforementioned period.

         SECTION 2.17 CONTRACTS AND COMMITMENTS. Seller has provided to Buyer a list of all material personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings to which the Company is a party (other than purchase and sale orders and quotations incurred in the ordinary course of business of the Company) that are currently in effect and that require payments, individually or in the aggregate, in excess of $10,000 (collectively, the "Contracts"). To the knowledge of Seller, each of the Contracts is valid and binding, in full force and effect and enforceable against the Company in accordance with its provisions. The Company has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Neither the Company nor, to Seller's knowledge, any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Contract other than violation or default that would not have a Material Adverse Effect. No notice has been received by Seller or the Company claiming any such default by the Company or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

         SECTION 2.18      ENVIRONMENTAL MATTERS.

         (a) For the purposes of this Section 2.18, "Environmental Laws" means any applicable law, statute, ordinance, order, judgment, rule, regulation or other provision of the PRC having the force and effect of law relating to the environment, its pollution or protection.

         (b) The Company is in compliance with all Environmental Laws applicable to the Business, and Seller has no notice or knowledge of any violations thereof, whether actual, claimed or alleged, except for those instances of non-compliance or those violations as are not reasonably likely to have a Material Adverse Effect.

         (c) The Company is not the subject of or, to the knowledge of Seller, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim relating to the violation of any Environmental Law on or off the properties of the Company except for such proceedings, investigations or claims that could not reasonably be expected to have a Material Adverse Effect. The Company has not been notified that it must obtain any permits and licenses or file documents for the operation of the Business under any Environmental Laws. The Company has not been notified of any conditions on or off its properties that can reasonably be expected to give rise to any liabilities for the Company, known or unknown, under any Environmental Law and that would reasonably be anticipated to result in a Material Adverse Effect.

         SECTION 2.19      TAXES.

         The Company has made payments of taxes sufficient to avoid penalties for late payments or underpayment of taxes. All taxes and other amounts that the Company is or was required by applicable law to withhold or collect have been duly withheld and collected and have been paid over to the proper government authorities in accordance with applicable law. There are no liens for taxes on any of the Company's assets other than Permitted Liens. No audit of the returns of the Company's taxes is currently being conducted, and the Company has not received from any governmental authority with jurisdiction or other authority as to taxes either a notice that it intends to conduct any other audit of returns of taxes or any request for information with respect to taxes. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of taxes for any period, and there are no outstanding requests by the Company for rulings from any governmental authority.

         SECTION 2.20 EMPLOYEES. To the knowledge of Seller, no executive, key employee or group thereof plans to terminate employment with the Company during the six month period following the date hereof. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strike or material grievance, unfair labor practice or other collective bargaining dispute within the three-year period prior to the date hereof. To the knowledge of Seller, the Company has not committed any wrongful discharge or other wrongful act with respect to the employment or termination of any employee prior to the Closing Date that, individually or in the aggregate, can reasonably be expected to result in a Material Adverse

Effect. To the knowledge of Seller, the Company has, at all times, complied with the rules and regulations of the government of the PRC concerning labor protection.

         SECTION 2.21      COMPANY EMPLOYEE BENEFIT PLANS.

         (a) For purposes of this Section 2.21, the term "Company Benefit Plan" means any plan, program, arrangement, fund, policy, practice, agreement, custom, habit or contract which, through which or under which the Company provides any type of benefit or compensation of any nature whatsoever to or on behalf of employees or former employees of the Company, whether formal or informal, whether or not written.

         (b) The company does not have any actual or contingent, direct or indirect, liability in respect of any Company Benefit Plan.

         (c) The Company has made available to Buyer a true and complete copy of each written Company Benefit Plan and a written summary of any Company Benefit Plan which is not a written plan.

         (d) To the knowledge of Seller, each Company Benefit Plan has at all times been maintained and operated in accordance with the terms of such plan and all laws statues, ordinances, orders, judgment, rules, regulation or other provision of the PRC applicable to such plans.

         (e) There are no actions, audits, suits, investigations, notices or claims known to Seller that are pending or, to the knowledge of Seller, threatened against or related to any Company Benefit Plan except claims for benefits made in the ordinary course of the operation of such plans.

         (f) The termination of or withdrawal from any Company Benefit Plan immediately after the Closing Date will not subject the Company to any material liability, obligation, tax or penalty whatsoever. The Company has no obligation to any retired or former employee of the Company, or any current employee of the Company upon retirement, under any Company Benefit Plan.

         (g) From the date of this Agreement to the Closing Date, no amendment affecting any Company employee or former Company employee shall be made to any Company Benefit Plan, no commitment shall be made to amend any Company Benefit Plan in any way that would affect any Company employee or former employee and no commitment shall be made to continue any Company Benefit Plan or to adopt any new Company Benefit Plan for the benefit of any employees of Company except as required by law.

         (h) The consummation of the transactions contemplated hereby will not accelerate or increase materially liability under any Company Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of the Company may be entitled thereunder.

         SECTION 2.22 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller, Parent and the Company in such a manner as not to give rise to any claim against Buyer, any Affiliate thereof, Seller or the Company for a finder's fee, brokerage commission, advisory fee or other similar payment.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         SECTION 3.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

         SECTION 3.2 AUTHORIZATION; VALIDITY. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect upon the business or financial condition of Buyer or upon the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"). All necessary corporate action has been taken by Buyer with respect to the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Seller, this Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 3.3 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or cause a default under any statute, judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or any of its material properties; (b) breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of Buyer (each as amended); or (c) except for the consent of Silicon Valley Bank, Commercial Finance Division (the "Bank") pursuant to that certain Loan and Security Agreement dated December 14, 2001, by and among Buyer, the Bank and certain of Buyer's subsidiaries, and the related documents executed in connection therewith, violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Buyer is party or by which Buyer is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of Buyer's properties, except in case of clauses (a) and (c), other than as would not have a Buyer Material Adverse Effect.

                                   ARTICLE 4
                                   COVENANTS

         SECTION 4.1 ACCESS TO INFORMATION. Seller shall cause the Company to afford to Buyer and, on a need to know basis, its accountants, counsel, financial advisors and other representatives (the "Buyer Representatives") full access throughout the period from the date hereof until the Closing Date to all of its properties, books, contracts, commitments and records (including, without limitation, tax returns) and, during such period, shall furnish promptly to the Buyer or Buyer Representatives such information concerning the Business as Buyer shall reasonably request, provided that no investigation pursuant to this Section 4.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby.

         SECTION 4.2 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary filings and submissions.

         SECTION 4.3       CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE.

         (a) During the period from the date hereof until the Closing Date, except as otherwise contemplated by this Agreement, consented to or approved by Buyer in writing, Seller shall cause the Company (i) to conduct its Business in the usual, regular and ordinary course consistent with past practice, (ii) to preserve and use its working capital (including cash) consistent with past practice, and (iii) to use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and to retain the services of its officers and key employees.

         (b) Seller agrees that on and after the date hereof and prior to the Closing Date, without the prior written consent of Buyer, Seller shall not cause or otherwise suffer or permit the Company to:

                  (i) incur or become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                  (ii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than liabilities payable in the ordinary course of business;

                  (iii) mortgage, pledge or subject to lien, charge or any encumbrance, any of the Company's properties or assets or agree so to do, except for Permitted Liens incurred in the ordinary course of business;

                  (iv) sell or transfer or agree to sell or transfer any of its assets, properties or services or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

                  (v) consent or agree to a waiver of any right of substantial value;

                  (vi) enter into any transaction other than in the ordinary course of its business;

                  (vii) increase the rate of compensation payable or to become payable by it to any officers, employees or agents of the Company outside of the ordinary course of business;

                  (viii) terminate any contract, agreement, license or other instrument to which it is a party that provides for monthly payments by or to the Company in excess of $1,000 except in the ordinary course of business;

                  (ix) through negotiation or otherwise, make any commitment or incur any liability or obligation to any labor organization except in the ordinary course of business consistent with past practice;

                  (x) make or agree to make any accrual or arrangement for or payment of bonuses of any kind to any officer, employee or agent, except in the ordinary course of business, or make or agree to make any accrual or arrangement for or payment of any special compensation to any such persons;

                  (xi) terminate any key employee of the Company, other than for cause, or directly or indirectly pay or make a commitment to pay any severance or termination pay to any officer, employee or agent except in the ordinary course of business consistent with past practice;

                  (xii) introduce any new method of management, operation or accounting with respect to its Business;

                  (xiii) offer or extend more favorable prices, discounts or allowances than were offered or extended regularly on and prior to the date hereof;

                 (xiv) make capital expenditures or commitments therefor in excess of $10,000 (individually or in the aggregate) except for repairs and maintenance in the ordinary course of business consistent with past practice;

                  (xv) declare or pay any dividend or make any distribution with respect to the Company's registered capital;

                  (xvi) pay or make provision for the payment of any intercompany indebtedness, incur any additional intercompany indebtedness from or engage in any form of intercompany transaction with any Affiliate of the Seller other than in the ordinary course of business where there is no net effect on the Company's cash or any other adverse effect on the financial condition of the Company;

                  (xvii) pay, satisfy or otherwise make provision for the payment of any accounts payable of the Company other than in the ordinary course of business consistent with past practice; or

                  (xviii) authorize or enter into any agreement to do any of the foregoing.

         SECTION 4.4 ANNOUNCEMENTS. None of the parties to this Agreement nor any of their respective Affiliates shall make any public announcements prior to the Closing Date or any time thereafter with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, unless advised by counsel that such disclosure is required by law (in which event such party shall promptly notify the other parties hereto).

         SECTION 4.5 SATISFACTION OF CONDITIONS. Each of the parties hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of all of the conditions to Closing.

         SECTION 4.6 NOTICES; CONSENTS; ASSIGNMENT PROVISIONS. Each party hereto will give (and Seller will cause the Company to give) any notices to third parties, and each party hereto will use its best efforts (and Seller will cause the Company to use its best efforts) to obtain any third party consents or approvals required to consummate the Purchase as described herein. Each party hereto will (and Seller will cause the Company to) give any notices to, make filings with, and use its best efforts to obtain any authorizations, consents, and approval of governments and governmental agencies necessary to consummate the Purchase as contemplated herein. Without limiting the generality of the foregoing, within two (2) business days after the date hereof, Seller shall notify Shanghai Tangsheng and any other party to the JV Contract of the Purchase contemplated herein in accordance with the Assignment Provisions. Seller shall take all steps and perform all actions Seller is required to perform pursuant to the JV Contract, and Seller shall cause the Company to take all steps and perform all actions necessary, in order to effectuate the transactions contemplated hereby in accordance with the terms of the JV Contract and this Agreement, including, without limitation, obtaining the approval and consent of the Examination and Approval Authority of the Purchase as contemplated herein.

                                   ARTICLE 5
                                    CLOSING

         SECTION 5.1 CLOSING. The Purchase shall close and all deliveries to be made at the time of closing (the "Closing") shall take place at 10:00 a.m., local time, on the date (the "Closing Date") that is two (2) business days after the date upon which the last of the conditions set forth in Article 6 is satisfied or waived (or on such other date as may be agreed upon from time to time in writing by Seller and Buyer. The Closing shall take place at the offices of Rogers & Hardin LLP, 229 Peachtree Street, 2700 International Tower, Atlanta, Georgia 30303.

         SECTION 5.2 DELIVERIES BY SELLER. On or prior to the Closing Date, Seller shall deliver to Buyer, duly and properly executed, the following:

         (a) A certificate or certificates representing the Interest, duly endorsed in blank for transfer or accompanied by separate transfer powers duly executed in blank.

         (b) Resolutions of the Board of Directors of Seller authorizing the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder, certified by the Secretary of Seller.

         (c) A certificate of an appropriate government official of the PRC dated as of a recent date as to the good standing or some equivalent status of the company in the PRC.

         (d) Resolutions of the Board of Directors of the Company authorizing the Purchase of the Interest as contemplated hereby, certified by a First-Line-Officer of the Company.

         (e) A certificate of the President and Secretary of Seller in accordance with Section 6.1(d).

         (f) A certificate of the President and Chief Executive Officer of Seller certifying that the condition set forth in Section 6.1(f) has been satisfied, accompanied with all evidence of such satisfaction.

         (g)      The Authority Consent (as hereinafter defined).

         (h)      The Shanghai Tangsheng Consent (as hereinafter defined).

         (i)      The Amendment.

         (j) Such other separate instruments or documents that Buyer may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, including, without limitation, all regulatory and contractual consents of third parties.

         SECTION 5.3 DELIVERIES BY BUYER. On or prior to the Closing Date, Buyer shall deliver to Seller (unless otherwise stated), all duly and properly executed, the following:

         (a) Resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder, certified by the Secretary of Buyer.

         (b) A certificate of the Secretary of State of Minnesota dated as of a recent date as to the good standing of Buyer in such state.

         (c) A certificate of the President and Secretary of Buyer in accordance with Section 6.2(d).

         (d) The payment of $100,000.00 as set forth in Section 1.2 (a), which shall be paid to the Company on behalf of Seller and applied to reduce the amount of the Outstanding Capital Contribution.

         (e)      The Bank Consent (as hereinafter defined).

         (f) Such other separate instruments or documents that Seller may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE 6.
                      CONDITIONS PRECEDENT TO OBLIGATIONS

         SECTION 6.1 CONDITIONS TO OBLIGATIONS OF BUYER. Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer):

         (a) Representations and Warranties. Seller's representations and warranties set forth in Article 2 of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

         (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller shall have been fully performed and complied with in all material respects on or prior to the Closing Date, including, without limitation, the delivery of the fully executed instruments and documents in accordance with
Section 5.2 hereof.

         (c) No Adverse Proceeding. There shall be no pending claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, Parent or the Company, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or the consummation hereof is illegal.

         (d) Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by Seller's President and Secretary, to the effect that, to the knowledge of such officers, (i) the conditions set forth in subsections (a), (b) and (c) of this Section 6.1 have been satisfied and (ii) the Articles of Incorporation and Bylaws of Seller and the JV Contract and the Company's Articles of Association, as amended, shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect.

         (e) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

         (f) Satisfaction of the Assignment Provisions. The Assignment Provisions set forth in the JV Contract shall have been satisfied in full.

         (g) Approval and Consent by Examination and Approval Authority. The Examination and Approval Authority shall have provided to Seller written consent and approval of the Purchase as contemplated herein (the "Authority Consent").

         (h) Approval and Consent by Shanghai Tangsheng. Shanghai Tangsheng shall have provided to Seller written consent and approval of the Purchase as contemplated herein (the "Shanghai Tangsheng Consent").

         (i) Bank Consent. The Bank shall have provided to Buyer written consent and approval of the Purchase as contemplated herein (the "Bank Consent").

         (j) Amendment of JV Contract. The JV Contract shall have been amended, in compliance with its terms and all applicable law of the PRC, to change the number of directors on the Board of Directors of the Company and the process by which such Directors are appointed and to acknowledge that the Outstanding Capital Contribution shall be satisfied in full through the payment of the cash amount as set forth in Section 1.2 (a) hereof and the contribution of certain assets of Buyer, with such amendment (the "Amendment") to be in form and substance as set forth in Exhibit A attached hereto and executed by the Company, Seller and Shanghai Tangsheng.

         SECTION 6.2 CONDITIONS TO OBLIGATIONS OF SELLER. Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller):

         (a) Representations and Warranties. Buyer's representations and warranties set forth in Article 3 of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

         (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with in all material respects on or prior to the Closing Date, including, without limitation, the delivery and the fully executed instruments and documents in accordance with
Section 5.3 hereof.

         (c) No Adverse Proceeding. There shall be no pending claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller, Parent or the Company, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or the consummation hereof is illegal.

         (d) Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by Buyer's President and Secretary to the effect that, to the knowledge of such officers, the conditions set forth in subsections (a), (b) and (c) of this Section 6.2 have been satisfied.

                                   ARTICLE 7.
                                INDEMNIFICATION

         SECTION 7.1 SURVIVAL OF COVENANTS AND AGREEMENTS. Each of the covenants and agreements contained in this Agreement and in each of the documents and instruments referred to herein that is intended by its terms to be performed in whole or in part subsequent to the Closing Date shall survive the execution and delivery of this Agreement and the Closing.

         SECTION 7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as hereinafter provided, none of the representations and warranties contained herein shall survive the Closing and from and after the Closing Date no party hereto or any Affiliate of such party shall have any liability or obligation in respect thereof. Notwithstanding the foregoing, the representations and warranties contained in Article 2 and Article 3 hereof shall survive until the date which is six months from the Closing Date.

         SECTION 7.3       INDEMNIFICATION.

         (a) Subject to the limitations set forth in this Article 7, Seller shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from any inaccuracy in or breach of the representations and warranties made in Article 2 of this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as hereinafter defined)).

         (b) Subject to the limitations set forth in this Article 7, Buyer shall indemnify and hold harmless Seller from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from any inaccuracy in or breach of any of the representations and warranties made by Buyer in
Section 3.2 of this Agreement (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller as the Indemnified Party).

         (c) For purposes of this Article 7, all Damages shall be computed net of any insurance coverage (from the amount of which coverage there shall be deducted all costs and expenses, including, without limitation, attorneys' fees, of the Indemnified Party not reimbursed by such coverage) with respect thereto that reduces the Damages that would otherwise be sustained; provided, however, that in all cases, the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

         SECTION 7.4 LIMITATIONS ON INDEMNIFICATION. Rights to indemnification hereunder are subject to the following limitations:

         (a)      The obligation of indemnity in respect of Article 2 and
Article 3 hereof shall terminate on the date which is six months from the Closing Date.

         (b) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification, including in detail the basis therefor (the "Indemnified Party"), to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

         (c) The right of any party hereto to commence or assert an action, suit, claim or proceeding for Damages in respect of the breach of a representation or warranty contained herein shall terminate at the same time that the obligation of indemnification provided herein with respect to such breach shall terminate.

         SECTION 7.5 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS. The Indemnified Party shall give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnification set forth in Section 7.3 applies, which notice to be effective must describe such claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Notwithstanding the foregoing, if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with any Indemnifiable Claim, then the Indemnified Party shall be entitled to retain its own counsel as is reasonably satisfactory to the Indemnifying Party at the Indemnifying Party's expense. In the event that such Indemnified Party shall seek indemnification as provided herein, such Indemnified Party shall make available to the Indemnifying Party, at its expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Should the Indemnifying Party fail to defend any such Indemnifiable Claim (except for failure resulting from the Indemnified Party's failure to timely give notice of such Indemnifiable claim), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. Except as permitted in the immediately preceding sentence, the Indemnifying Party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld; provided, however, if such approval is unreasonably withheld, the liability of the Indemnifying Party shall be limited to the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the immediately preceding sentence, at the time such consent is unreasonably withheld. Notwithstanding the immediately preceding sentence, the right of the Indemnified Party to compromise or settle any claim without the prior written consent of the Indemnifying Party shall only be available if a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim.

         SECTION 7.6 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD-PARTY CLAIMS. In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the "Non-Third Party Claim Indemnification Notice"). If the Indemnifying Party, within thirty (30) days (or such longer time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed sixty (60) days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of the claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the immediately preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within such period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within sixty
(60) days after such notice was first given to the Indemnifying Party, such parties may seek any remedy available to them at law or in equity.

         SECTION 7.7 PAYMENT. In the event that any party is required to make any payment under this Article 7, such party shall promptly pay the other party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 7, the paying party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article 7 and the portion, if any, theretofore paid shall bear interest as provided below. If all or part of any indemnification obligation under this Agreement is not paid when due, then the paying party shall pay the other party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be equal to (a) the lowest rate of interest generally charged from time to time by Silicon Valley Bank and publicly announced by such bank as its so-called "prime rate" plus (b) five percent (5%).

                                   ARTICLE 8.
                                  TERMINATION

         SECTION 8.1 TERMINATION BY BUYER. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Buyer upon written notice to Seller if (a) any of the representations or warranties of Seller contained herein shall prove to be inaccurate or untrue in any material respect, or (b) any material obligation, term or condition to be performed, kept or observed by Seller hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that Seller shall have fifteen (15) days after written notice of such breach specifying in reasonable detail the nature of such breach is given to Seller by Buyer to cure such breach, and Buyer may not terminate this Agreement under this Section 8.1 if such breach is curable by Seller through the exercise of its reasonable efforts within such 15-day period and for so long as Seller continue to exercise such reasonable efforts.

         SECTION 8.2 TERMINATION BY SELLER. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Seller upon written notice to Buyer if (a) any of the representations or warranties of Buyer contained herein shall prove to be inaccurate or untrue in any material respect, or (b) any material obligation, term or condition to be performed, kept or observed by Buyer hereunder (including, without limitation, Buyer's obligation to purchase the Interest pursuant to Section 1.2 hereof no later than the latest applicable date determined pursuant to Section 5.1 hereof) has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that Buyer shall have fifteen (15) days after written notice of such breach specifying in reasonable detail the nature of such breach is given to Buyer by Seller to cure such breach, and Seller may not terminate this Agreement under this Section 8.2 if such breach is curable by Buyer through the exercise of its reasonable efforts within such 15-day period and for so long as Buyer continues to exercise such reasonable efforts; and provided further, however, that the immediately preceding proviso shall not in any event be deemed to extend the Closing Date beyond the latest applicable Closing Date determined pursuant to Section 5.1 hereof.

         SECTION 8.3 TERMINATION BY ANY PARTY. Any party hereto shall have the right to terminate and cancel this Agreement if (a) the Closing Date shall not have occurred on or before August 31, 2002, provided that such failure of occurrence shall not have resulted from the delay, default or breach of such party; or (b) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

         SECTION 8.4 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of Buyer and Seller.

         SECTION 8.5 EFFECT OF TERMINATION. Except as provided in the penultimate and last sentences of this Section 8.5, in the event of termination of this Agreement by any party hereto as provided in this Article 8, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors (except as set forth in this Section 8.5 and in Sections 4.1, 4.4, 9.5 and 9.10 which shall survive the termination). Nothing in this Section 8.5 shall relieve any party from liability for any breach or failure of observance of the provisions of this Agreement.

         SECTION 8.6 SPECIFIC PERFORMANCE. Seller and Buyer agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to Buyer or Seller, Buyer and Seller shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default, threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance.

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made when received if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar recognized courier service) or five (5) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         If to Seller:              NeTrue Communications, Inc.
                                    1450 East 820 North
                                    Orem, Utah 84097
                                    Attention:  Thomas E. Sawyer, Chairman

         with a copy to:            Colleen Fee
                                    Global Light Telecommunications, Inc.

                                    --------------------------------
                                    Vancouver, Canada

         If to Buyer:               Verso Technologies, Inc.
                                    400 Galleria Parkway
                                    Suite 300
                                    Atlanta, Georgia  30339
                                    Attention:  Chief Financial Officer

         with a copy to:            Rogers & Hardin LLP
                                    2700 International Tower, Peachtree Center
                                    229 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303
                                    Attention:  Robert C. Hussle, Esq.

         SECTION 9.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         SECTION 9.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, Seller and Parent and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party except that Buyer shall have the right to assign its rights but not its obligations hereunder to any Affiliate thereof, provided Buyer shall remain liable for all its obligations hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

         SECTION 9.4 CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

         SECTION 9.5 EXPENSES OF TRANSACTION. Seller shall pay all costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         SECTION 9.6 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         SECTION 9.7 NO THIRD PARTY BENEFICIARIES. Subject to the provisions of Section 9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of the provisions of this Agreement.

         SECTION 9.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.9 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

         SECTION 9.10 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Georgia, without regard to the principles of conflicts of laws thereof.

         SECTION 9.11 KNOWLEDGE. As used in this Agreement, the term "knowledge", when used herein with respect to Seller or Buyer, shall mean the knowledge of each of the executive officers of Seller or Buyer, as the case may be, after due inquiry, including, without limitation, due inquiry of independent legal, financial and accounting advisors.

         SECTION 9.12 INCORPORATION OF THE EXHIBIT AND SCHEDULES. The Exhibit and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 9.13 COSTS AND ATTORNEYS' FEES. In the event that any dispute among the parties hereto should result in litigation, the prevailing party shall have and recover against the other parties, in addition to all court costs, expert witness fees and other disbursements, such sum as the court may determine to be a reasonable attorneys' fee, and reasonable fees and costs incurred in connection with the matter prior to the commencement of such litigation.

         SECTION 9.14 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings given them below:

         "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person and any other Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

         "Person" shall mean any individual, group, corporation, partnership or other organization or entity.

         "Permitted Liens" shall mean any of the following relating solely to the Company: (i) the security interests, easements or other encumbrances described in Section 9.14 of the Disclosure Statement; (ii) liens in connection with workers' compensation, unemployment insurance or other social security or equivalent obligations; (iii) deposits, pledges or liens to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature; (iv) mechanics', workers', carriers', warehousemen's, materialmen's, landlords' or other like liens with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted; and (v) liens for taxes, assessments, fees or governmental charges or levies not yet due and payable.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                  BUYER:

                                  VERSO TECHNOLOGIES, INC.



                                  By: /s/ Steven A. Odom
                                     ----------------------------------
                                   Name: Steven A. Odom
                                   Title: Chief Executive Officer


                                  SELLER:

                                  NETRUE COMMUNICATIONS, INC.



                                  By: /s/ Thomas E. Sawyer
                                     ----------------------------------
                                   Name: Thomas E. Sawyer
                                   Title: Chairman